Exhibit 99.1

NEWS RELEASE
For More Information Contact:
Rodney L. Underdown (913-344-9395)	Peggy Landon (913-344-9315)
Chief Financial Officer	Director of Investor Relations and Corporate Communications

Compass Minerals Reports Third-Quarter Revenue Growth
Across All Operating Segments
OVERLAND PARK, Kan. (October 29, 2007) – Compass Minerals (NYSE: CMP) reported the following results of third-quarter operations:
•	Sales increased 13 percent over the prior-year quarter to $139.5 million.
•	Gross profit increased 10 percent to $32.5 million and operating earnings declined modestly to $16.3 million compared to the 2006 quarter.
•	Net earnings were $6.7 million, or $0.20 per diluted share, including a $4.1 million non-cash benefit from the partial release of a tax reserve.
•	Excluding the one-time benefit, net earnings were $2.6 million, or $0.08 per diluted share, compared to net earnings of $2.3 million, or $0.07 per diluted share, in the 2006 quarter.
•	Cash flows from operations for the nine months ended September 30, 2007 improved by $7.8 million, or 10 percent, over the comparable prior-year period.
“Compass Minerals continues to strengthen its summer-season sales through pricing and mix-improvement strategies,” said Angelo Brisimitzakis, Compass Minerals president and CEO.  “Our results this quarter also reflect our continuing investments in initiatives that will enable Compass Minerals to deliver profitable long-term growth and sustainable shareholder value creation.”
Financial Results (in millions except for EPS)
	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Sales	$139.5	$123.6	$531.2	$449.6
Sales less shipping and handling cost	101.8	91.1	377.1	312.9
Operating earnings	16.3	16.9	74.9	74.9
Net earnings	6.7	2.3	29.6	28.8
Net earnings, excluding special items	2.6	2.3	25.5	28.8
Diluted earnings per share	0.20	0.07	0.90	0.88
Diluted earnings per share, excluding special items	0.08	0.07	0.77	0.88
EBITDA	26.3	27.2	104.1	107.5
Adjusted EBITDA	25.8	26.8	103.6	105.1

SALT SEGMENT
Salt Segment Performance (in millions except for sales volumes and prices per ton)
	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Sales	$107.8	$97.9	$426.9	$368.5
Sales excluding shipping and handling (product sales)	$74.7	$68.9	$287.1	$243.2
Operating earnings	$15.7	$17.1	$72.7	$71.2
Sales volumes (in thousands of tons):
Highway deicing	1,237	1,166	6,339	5,584
Consumer and industrial	524	554	1,607	1,614
Average sales price (per ton):
Highway deicing	$33.12	$31.42	$36.67	$34.72
Consumer and industrial	$127.60	$110.57	$121.00	$108.22

Salt segment sales increased 10 percent over the 2006 quarter.  Pricing increased by an average of 5 percent on highway deicing salt and an average of 15 percent on consumer and industrial products.
Salt segment sales volumes increased 2 percent, driven by a 6 percent year-over-year increase in highway deicing shipments.  The highway deicing volume increase was due to stronger sales to the chemical industry and more pre-season deliveries of deicing salt in North America, partially offset by lower sales in the United Kingdom.  Consumer and industrial sales volumes declined by 5 percent compared to the prior-year quarter due to industrial customer relocations and Compass Minerals’ ongoing focus on improving profit margins through pricing initiatives, which resulted in the loss of several very low-margin accounts.
Salt segment operating earnings declined 8 percent year-over-year as higher rail and trucking rates and fuel surcharges moderately increased shipping and handling costs; lower rock salt production and increased maintenance spending contributed to higher per-unit product costs; and investments in personnel and outside services to support long-term growth strategies contributed to higher selling, general and administrative expenses.
Compass Minerals has nearly completed the process of bidding for North American highway deicing awards for the 2007-2008 winter season and expects an approximate 5 percent increase in bid award volume and an approximate 4 percent improvement in average bid award prices compared to the 2006-2007 winter-season bid awards.

SPECIALTY FERTILIZER SEGMENT

Specialty Fertilizer Segment Performance (in millions except for sales volumes and prices per ton)
	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Sales	$29.1	$25.7	$96.7	$81.1
Sales excluding shipping and handling (product sales)	$24.5	$22.2	$82.4	$69.7
Operating earnings	$7.7	$6.3	$24.3	$22.5
Sales volumes (in thousands of tons)	86	89	308	281
Average sales price (per ton)	$341.04	$287.57	$314.46	$288.52

Specialty fertilizer segment sales improved 13 percent over the 2006 quarter reflecting a 19 percent improvement in average selling prices, partially offset by a 3 percent decline in sales volumes as a result of year-over-year differences in the timing of certain international shipments.  Compass Minerals currently expects 2007 specialty fertilizer sales volumes to exceed 2006 sales volumes by approximately 10 percent.
Specialty fertilizer segment operating earnings improved 22 percent, expanding the segment’s operating margin by two percentage points, as price improvements more than offset structural increases in input and logistics costs.
OTHER FINANCIAL HIGHLIGHTS
Compass Minerals’ U.K.-based records management business more than doubled sales year- over-year to $2.6 million in the 2007 quarter from $1.2 million in the 2006 quarter.  The increase was primarily due to the January 2007 acquisition of a complementary London-based competitor, which continues to be moderately accretive to earnings.  The results of the company’s records management business and its assets are in "Corporate and Other" segment reporting.
Selling, general and administrative expenses increased $3.5 million over the 2006 quarter.  In addition to investments in personnel and services to support segment growth strategies, the increase reflects $1.4 million of additional expenses from the company’s newly consolidated records management business and a prior-year one-time benefit related to an insurance recovery.
Interest expense increased $0.3 million over the prior-year quarter because of accretion on the company’s discount notes, partially offset by lower average borrowings on its credit facilities.
Total debt increased $2.0 million from December 31, 2006, due to accretion on the company’s discount notes and borrowings on its revolving credit facility, reflecting seasonal differences in working capital.  The company voluntarily made a $10 million early principal payment on its term loan in the 2007 quarter.

The company’s income tax benefit of $3.7 million includes a $4.1 million non-cash benefit from the partial release of reserves for uncertain tax positions.
During October 2007, Compass Minerals commenced a cash tender offer for its outstanding 12.75-percent senior discount notes and has redeemed approximately 97 percent, or $120.0 million face amount, of the notes for $126.9 million, including a consent payment.  The tender period ends at midnight on October 30, 2007.  The company funded the redemption through a $127.0 million incremental term loan under its existing credit facilities at an interest rate of 2.0 percent over LIBOR.  An interest rate swap fixes the underlying LIBOR rate at 4.565 percent on $50 million of the loan until 2010.
Conference Call
Compass Minerals will discuss its results on a conference call on Tuesday, October 30, at 10:00 a.m. Eastern time.  To access the conference call, interested parties should visit the company's website at www.CompassMinerals.com or dial (877) 228-7138.  Callers must provide the conference ID number 20531591.  Outside of the U.S. and Canada, callers may dial (706) 643-0377.  Replays of the call will be available on the company's website for two weeks.  The replay can also be accessed by phone for seven days at (800) 642-1687, conference ID 20531591.  Outside of the U.S. and Canada, callers may dial (706) 645-9291.
About Compass Minerals
Based in the Kansas City metropolitan area, Compass Minerals is a leading producer of inorganic minerals, including salt, sulfate of potash specialty fertilizer and magnesium chloride.  The company provides highway deicing salt to customers in North America and the United Kingdom, and produces and distributes consumer deicing and water conditioning products, ingredients used in consumer and commercial foods, specialty fertilizers, and products used in agriculture and other consumer and industrial applications.  Compass Minerals also provides records management services to businesses throughout the U.K.
Non-GAAP Measures
Management uses a variety of measures to evaluate the company’s performance.  In addition to using GAAP financial measures, such as gross profit, net earnings and cash flows generated by operating activities, management uses EBITDA, a non-GAAP financial measure, to evaluate the performance of our core business operations.  To effectively manage our resource allocation, cost of capital and income tax positions, we evaluate the operating units on the basis of EBITDA.  EBITDA is not calculated under GAAP and should not be considered in isolation or as a substitute for net earnings, cash flows or other financial data prepared in accordance with GAAP or as a measure of our overall profitability or liquidity.  EBITDA excludes interest expense, income taxes and depreciation and amortization, each of which is an essential element of our cost structure and cannot be eliminated.  Our borrowings are a significant component of our capital structure and interest expense is a continuing cost of debt.  We are also required to pay income taxes.  We have a significant investment in capital assets, and depreciation and amortization reflects the utilization of those assets in order to generate revenues.  Consequently, any measure that excludes these elements has material limitations.  EBITDA does, however, include other cash and non-cash items which management believes are not indicative of the ongoing operating performance of our core business operations.  Management excludes these items to calculate adjusted EBITDA.  While EBITDA and adjusted EBITDA are frequently used as measures of operating performance, these terms are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the methods of calculation.
Excluding special items from net earnings is meaningful to investors because it provides insight with respect to the ongoing operating results of the company.  Special items include the partial release of a tax reserve.
Management’s calculations of these measures are set forth in the following tables.
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially. The differences could be caused by a number of factors including those factors identified in Compass Minerals International's annual report on Form 10-K  filed with the Securities and Exchange Commission on February 22, 2007. The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect future events or developments.

Reconciliation for EBITDA and Adjusted EBITDA
(in millions)
	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Net earnings	$6.7	$2.3	$29.6	$28.8
Income tax expense (benefit)	(3.7)	1.5	4.6	8.4
Interest expense	13.8	13.5	41.2	40.1
Depreciation, depletion and amortization	9.5	9.9	28.7	30.2
EBITDA	$26.3	$27.2	$104.1	$107.5
Adjustments to EBITDA:
Other (income) expense (1)	(0.5)	(0.4)	(0.5)	(2.4)
Adjusted EBITDA	$25.8	$26.8	$103.6	$105.1
(1) Primarily includes interest income and foreign exchange gains and losses in all periods

Reconciliation for Net Earnings, Excluding Special Items
(in millions)
	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
Net earnings from continuing operations	$6.7	$2.3	$29.6	$28.8
Release of tax reserve (1)	(4.1)	---	(4.1)	---
Net earnings from continuing operations, excluding special items	$2.6	$2.3	$25.5	$28.8

(1) During the third quarter of 2007, we entered into a program with a taxing authority to resolve an uncertain tax position. As a result, we reversed approximately $4.1 million of accrued liabilities through our tax provision.

COMPASS MINERALS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in millions, except share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Sales	$139.5	$123.6	$531.2	$449.6
Shipping and handling cost	37.7	32.5	154.1	136.7
Product cost	69.3	61.5	254.6	198.3
Gross profit	32.5	29.6	122.5	114.6
Selling, general and administrative expenses	16.2	12.7	47.6	39.7
Operating earnings	16.3	16.9	74.9	74.9
Other (income) expense:
Interest expense	13.8	13.5	41.2	40.1
Other, net	(0.5)	(0.4)	(0.5)	(2.4)
Earnings before income taxes	3.0	3.8	34.2	37.2
Income tax expense (benefit)	(3.7)	1.5	4.6	8.4
Net earnings	$6.7	$2.3	$29.6	$28.8
Basic net earnings per share	$0.20	$0.07	$0.90	$0.89
Diluted net earnings per share	$0.20	$0.07	$0.90	$0.88
Cash dividends per share	$0.32	$0.305	$0.96	$0.915
Basic weighted-average shares outstanding	32,903,048	32,436,995	32,766,942	32,295,999
Diluted weighted-average shares outstanding	32,988,064	32,660,605	32,903,507	32,553,654

COMPASS MINERALS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS(unaudited)
(in millions)

	September 30,	December 31,
	2007	2006
ASSETS

Cash and cash equivalents	$2.0	$7.4
Receivables, net	96.8	114.0
Inventories	155.4	146.1
Other current assets	18.2	16.3
Property, plant and equipment, net	396.8	374.6
Intangible and other noncurrent assets	52.4	47.9
Total assets	$721.6	$706.3

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Total current liabilities	$127.2	$119.0
Long-term debt, net of current portion	584.7	582.4
Deferred income taxes and other noncurrent liabilities	58.0	70.0
Total stockholders' equity (deficit)	(48.3)	(65.1)
Total liabilities and stockholders' equity (deficit)	$721.6	$706.3

COMPASS MINERALS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in millions)

	Nine Months Ended
	September 30,
	2007	2006
Net cash provided by operating activities	$87.1	$79.3

Cash flows from investing activities:
Capital expenditures	(35.4)	(24.5)
Purchase of a business	(7.6)	-
Other, net	(0.3)	(3.9)
Net cash used in investing activities	(43.3)	(28.4)

Cash flows from financing activities:
Principal payments on long-term debt	(31.4)	(34.5)
Revolver activity	8.4	(31.0)
Dividends paid	(31.4)	(29.6)
Proceeds received from stock option exercises	0.3	0.4
Excess tax benefits from stock option exercises	2.4	2.0
Other, net	-	(0.2)

Net cash used in financing activities	(51.7)	(92.9)

Effect of exchange rate changes on cash and cash equivalents	2.5	3.3

Net change in cash and cash equivalents	(5.4)	(38.7)
Cash and cash equivalents, beginning of the year	7.4	47.1

Cash and cash equivalents, end of period	$2.0	$8.4

COMPASS MINERALS INTERNATIONAL, INC.
SEGMENT INFORMATION (unaudited)
(in millions)
		Specialty	Corporate
Three Months Ended September 30, 2007	Salt	Fertilizer	and Other(a)	Total
Sales to external customers	$107.8	$29.1	$2.6	$139.5
Intersegment sales	0.1	3.5	(3.6)	-
Shipping and handling cost	33.1	4.6	-	37.7
Operating earnings (loss)	15.7	7.7	(7.1)	16.3
Depreciation, depletion and amortization	7.0	2.3	0.2	9.5
Total assets	521.4	153.5	46.7	721.6

Three Months Ended September 30, 2006	Salt	Specialty Fertilizer	Corporate and Other(a)	Total
Sales to external customers	$97.9	$25.7	$-	$123.6
Intersegment sales	-	2.3	(2.3)	-
Shipping and handling cost	29.0	3.5	-	32.5
Operating earnings (loss)	17.1	6.3	(6.5)	16.9
Depreciation, depletion and amortization	7.8	2.1	-	9.9
Total assets	488.4	145.4	36.8	670.6

		Specialty	Corporate
Nine Months Ended September 30, 2007	Salt	Fertilizer	and Other(a)	Total
Sales to external customers	$426.9	$96.7	$7.6	$531.2
Intersegment sales	0.3	9.5	(9.8)	-
Shipping and handling cost	139.8	14.3	-	154.1
Operating earnings (loss)	72.7	24.3	(22.1)	74.9
Depreciation, depletion and amortization	21.1	7.0	0.6	28.7

		Specialty	Corporate
Nine Months Ended September 30, 2006	Salt	Fertilizer	and Other(a)	Total
Sales to external customers	$368.5	$81.1	$-	$449.6
Intersegment sales	-	7.9	(7.9)	-
Shipping and handling cost	125.3	11.4	-	136.7
Operating earnings (loss)(b)	71.2	22.5	(18.8)	74.9
Depreciation, depletion and amortization	23.9	6.3	-	30.2

a)
“Corporate and Other” includes corporate entities, the records management business and eliminations.  Corporate assets include deferred tax assets, deferred financing fees, investments related to the non-qualified retirement plan and other assets not allocated to the operating segments.

b)	Salt segment operating earnings for the nine months ended September 30, 2006 include $5.1 million of insurance proceeds.